UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 18, 2014

Date of report (Date of earliest event reported)

SOLAZYME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35189	33-1077078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Gateway Boulevard

South San Francisco, CA 94080

(Address of Principal Executive Offices)

94080

(Zip Code)

(650) 780-4777

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 18, 2014, Solazyme, Inc. (the “Company”), as part of the operating and expense strategy communicated on its third quarter 2014 earnings conference call, took steps to decrease operating expenses through a reduction in workforce and other cost-cutting measures. As a result of these actions, the Company anticipates a reduction in annualized cash operating expenses of at least $18.0 million in 2015.

The Company anticipates recording a charge of approximately $3.0 million to $5.0 million in the fourth quarter of 2014 as a result of this plan, comprised primarily of involuntary termination benefits and closure costs. Affected employees will be eligible to receive severance payments, COBRA premium payments and outplacement assistance. The Company expects that the cash component of this charge totaling approximately $2.0 million will be paid out commencing in the fourth quarter of 2014 and will be primarily completed in the first quarter of 2015. The charge that the Company expects to incur in connection with these actions is subject to a number of assumptions, and actual results may differ. The Company may also incur other charges not currently contemplated due to events that may occur as a result of, or associated with, the plan. The Company expects to complete these actions by the end of the second quarter of 2015.

In conjunction with the plan, the Company’s Chief Executive Officer has volunteered to reduce his base salary by 25%, and all of the other members of the Company’s executive management team have volunteered to reduce their base salary by 10%, in each case effective as of January 1, 2015.

The foregoing contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the Company, including statements that involve risks and uncertainties concerning: the size of the expense reduction, the amount and timing of the related charges and timing for completion of the plan. When used herein, the words “will”, “expects”, “intends” and other similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statement may be influenced by a variety of factors, many of which are beyond the control of the Company, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied herein due to a number of risks and uncertainties. Potential risks and uncertainties include, among others: the Company’s ability to implement the plan in various geographies; possible changes in the size and components of the plan or expected charges associated with the plan; and risks associated with the Company’s ability to achieve the benefits of the plan. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. In addition, please refer to the documents that the Company files with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q, as updated from time to time, for a discussion of other factors that could cause the Company’s results to vary from expectations. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company is not under any duty to update any of the information herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOLAZYME, INC. (Registrant)

Date: December 18, 2014	By:	/s/ PAUL T. QUINLAN
Paul T. Quinlan
General Counsel